UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 30, 2010 (March 24, 2010)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following actions, requiring disclosure under this item, were taken on March 24 2010:

After the recommendation of the compensation committee of the Board of Directors of NeurogesX, Inc. (the “Company”), the Board of Directors (the “Board”) approved the 2010 NeurogesX, Inc. Bonus Plan (the “Bonus Plan”). The Bonus Plan covers all Company employees subject to certain eligibility requirements, including the Company’s named executive officers (as defined in rule 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission).

Under the Bonus Plan, the target bonuses for the Company’s named executive officers are as follows:

•	Anthony DiTonno, President and Chief Executive Officer: 50% of annual base salary (which is currently $425,000);

•	Stephen Ghiglieri, Executive Vice President, Chief Operating Officer and Chief Financial Officer: 35% of annual base salary (which is currently $340,000);

•	Jeff Tobias, Executive Vice President, Research and Development and Chief Medical Officer: 35% of annual base salary (which is currently $360,000);

•	Michael Markels, Senior Vice President Commercial Operations and Business Development: 30% of annual base salary (which is currently $285,000); and

•	Susan P. Rinne, Vice President, Regulatory Affairs: 20% of annual base salary (which is currently $278,000).

The amount of the 2010 target bonus to be paid to the named executive officers will be determined solely on the basis of achievement of corporate goals in 2010. These goals include certain financial, operational, regulatory, clinical and corporate partnering goals.

The Board also approved increases to certain meeting fees paid to members of the Board, as follows:

•	An increase of the per meeting fee for in-person attendance at Board meetings for Board members to $3,000.00; and

•	An increase of the per meeting fee for telephonic attendance at Board meetings for Board members to $1,500.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: March 30, 2010	By:	/s/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer